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                                                                    Exhibit 99.1


                           [DAYTON SUPERIOR(R) LOGO]


                            FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

ALAN F. MCILROY                          DAYTON SUPERIOR CORPORATION
VICE PRESIDENT & CFO                     7777 WASHINGTON VILLAGE DR., SUITE 130
PHONE:   937 428-7170                    DAYTON, OH  45459
FAX:     937 428-9115

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                            DAYTON SUPERIOR ANNOUNCES
                          AMENDMENT TO CREDIT AGREEMENT

              DAYTON, OHIO, OCTOBER 23, 2002 - Dayton Superior today announced that it had obtained an amendment to its senior credit facility to relax certain financial ratios that the company is required to maintain. The adjustments will affect the next eight fiscal quarters, beginning with the quarter ended December 31, 2002.


         Dayton Superior Corporation, with annual revenues of $394 million, is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.


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